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                                                                    EXHIBIT 99.2


FOR IMMEDIATE RELEASE

    Contacts: Barb Remley                             Jennifer Weichert
              Chief Financial Officer         Weichert Financial Relations, Inc.
              Net4Music Inc.                            (651)686-9751
              (952)937-9611                           WeichertFR@aol.com
         bremley@net4music.com


                               NET4MUSIC ANNOUNCES
                             SECOND QUARTER RESULTS

        Minneapolis, MN, August 20, 2001 - - Net4Music Inc. (NASDAQ:NMUS) reported today that revenues for the second quarter ended June 30, 2001, increased to $1,184,000 compared with $38,000 for the second quarter of the prior year. Prior year results do not include the financial results of Coda Music Technology, Inc. as a result of the accounting for the reverse acquisition that occurred October 19, 2000. Net losses increased to $3,035,000, or $(0.15) per share, versus losses of $2,933,000, equal to $(0.28) per share, in the same quarter a year earlier.

        Comparisons to the proforma results for the 2000 second quarter and six months year to date are more indicative of how the combined companies collectively performed and are attached to this earnings release with the actual income statement and balance sheets. Proforma results include revenues for Coda Music Technology, Inc. in the 2000 results and demonstrate an 8% increase from $1,095,000 to $1,184,000 driven by strong notation revenue.

        For the first half of fiscal 2001, revenues were $3,077,000 compared with $65,000, which once again does not include the financial results of Coda Music Technology. Proforma results show a 5% increase in revenues year to year growing from $2,934,000. Net losses increased $1,727,000 to $7,163,000, or $(0.34) per share, compared with $5,436,000, or $(0.51) in losses in the first six months of fiscal 2000. The Company had significant non-cash expenses as a result of the reverse acquisition. The increase in the loss over the prior year was caused primarily by a $1,356,000 increase in depreciation and amortization, most of which arose as a result of the reverse acquisition. In addition, the first quarter included $645,000 in restructuring charges.

        EBITDA was a loss of $1,867,000 for the quarter ended June 30, 2001, versus $3,242,000 in the second quarter ended June 30, 2000 and $3,123,000 in the prior quarter ended March 31, 2001. This improvement is indicative of the business decisions to restructure the business (announced March 16, 2001 and August 10, 2001) to lower expenses in order to bring them in line with current revenue levels. The benefits of these expense reductions will become even more evident going forward. Relating to the August 10th announcement, an additional restructuring charge of approximately $400,000 is expected to be reported in the third quarter.

        As previously indicated in a press release issued on August 16, 2001, the Form 10-KSB for the year ended December 31, 2000 and the Form 10-QSB for the quarter ended March 31,



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2001 have been restated based on comments from the Securities and Exchange
Commission. The statements for the quarter ended June 30, 2001 already reflect the Company's best estimate of the adjustments required as a result of its discussions with the SEC, which adjustments increased operating loss for the quarter ended June 30, 2001 by $530,000. While the Company believes it has responded to the SEC's concerns, it is waiting for a response from the SEC regarding the restatements and it is possible that additional changes to the second quarter financial statements may be required.

        CEO Sean Lafleur commented, "Our infrastructure and cost structure will now better reflect our current business prospects and opportunities for the future. We are focusing on the products and services that have the potential to grow the company most significantly. We remain sensitive to cash usage and generation and believe our reserves are adequate to see the business into next year."

        "New products and services are being made ready for market. Soon customers will enjoy Finale 2002 and educators will be able to subscribe to SmartMusic Studio. We have significant momentum, a talented and experienced team and excellent relationships with our publisher partners," Lafleur continued.

ABOUT NET4MUSIC INC.

        Net4Music Inc. is a global music technology company dedicated to improving the way musicians, music educators, students and hobbyists practice, create and acquire music. Among its leading products are Finale(R), the world's best-selling music notation software and SmartMusic Studio(R), the complete music practice system that features Intelligent Accompaniment(R) and the world's largest interactive accompaniment library. Net4Music maintains its corporate headquarters in Minneapolis, MN and its main international office in Paris, France. The Company can be reached at www.net4music.com or at www.codamusic.com.

        Safe Harbor Statement. This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect Net4Music current views of future events and financial performance, involve known and unknown risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to, the outcome of discussions with the Securities and Exchange Commission regarding certain financial statement adjustments and the risks described from time to time in Net4Music's reports to the Securities and Exchange Commission (including Net4Music's Annual Report on Form 10-KSB). Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Net4Music undertakes no obligation to update publicly or revise any forward-looking statements.




                           Financial Tables to Follow



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                                 NET4MUSIC INC.

                                    PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

              (In thousands of U.S. dollars, except per share data)


                                           (Unaudited)
                                             Quarter Ended June 30,       Six Months Ended June 30,
                                           --------------------------    ----------------------------
                                                2001           2000          2001             2000
                                           ----------     -----------    ----------        ----------
NET REVENUE                                    $1,184         $1,095         $3,077            $2,934

COST OF REVENUES                                  298            350            710               796
                                           ----------     ----------     ----------        ----------

GROSS PROFIT                                      886            745          2,367             2,138

OPERATING EXPENSES:
    Website development expenses                  220            451            544               684
    Content and product development
      expenses                                    601            640          1,315             1,161
    Selling and marketing expenses                903          1,705          2,737             3,479
    General and administrative expenses         2,209          2,130          4,349             4,263
    Restructuring charges                          --             --            645                --
                                           ----------     ----------     ----------        ----------

Total operating expenses                        3,933          4,926          9,590             9,587
                                           ----------     ----------     ----------        ----------

LOSS FROM OPERATIONS                           (3,047)        (4,181)        (7,223)           (7,449)

    Interest income/(expense), net                 43             91             88               120
    Foreign exchange loss                          --             --              1                 1
    Other income/(expense), net                   (31)            19            (29)               22
                                           ----------     ----------     ----------        ----------

Net loss before income tax                    ($3,035)       ($4,071)       ($7,163)          ($7,306)
                                           ==========     ==========     ==========        ==========

Basic and diluted loss per common share        ($0.15)        ($0.25)        ($0.34)           ($0.48)
                                           ==========     ==========     ==========        ==========

Weighted average common shares
outstanding                                20,869,109     16,474,593     20,868,933        15,116,913
                                           ==========     ==========     ==========        ==========


EBITDA                                        ($1,867)       ($3,242)       ($4,989)          ($5,634)




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                                 NET4MUSIC INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (In thousands of U.S. dollars, except per share data)


                                       (Unaudited)
                                          QUARTER ENDED JUNE 30,       SIX MONTHS ENDED JUNE 30,
                                       ----------------------------   ---------------------------
                                            2001            2000         2001             2000
                                       -------------     ----------   ----------       ----------
NET REVENUE                                $  1,184         $   38      $  3,077           $   65

COST OF REVENUES                                298             26           710               45
                                       ------------     ----------    ----------       ----------

GROSS PROFIT                                    886             12         2,367               20

OPERATING EXPENSES:
    Website development expenses                220            451           544              684
    Content and product development
      expenses                                  601            301         1,315              488
    Selling and marketing expenses              903          1,330         2,737            2,505
    General and administrative expenses       2,209            960         4,349            1,888
    Restructuring charges                        --             --           645               --
                                         ----------     ----------    ----------       ----------

Total operating expenses                      3,933          3,042         9,590            5,565
                                         ----------     ----------    ----------       ----------

LOSS FROM OPERATIONS                         (3,047)        (3,030)       (7,223)          (5,545)

    Interest income/(expense), net               43             78            88               87
    Foreign exchange loss                        --             --             1                1
    Other income/(expense), net                 (31)            19           (29)              21
                                         ----------     ----------    ----------       ----------

Net loss before income tax                  ($3,035)       ($2,933)      ($7,163)         ($5,436)
                                         ==========     ==========    ==========       ==========

Basic and diluted loss per common share      ($0.15)        ($0.28)       ($0.34)          ($0.51)
                                         ==========     ==========    ==========       ==========

Weighted average common shares
outstanding                              20,869,109     10,658,980    20,868,933       10,658,980
                                         ==========     ==========    ==========       ==========



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                                 NET4MUSIC INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
              (In thousands of U.S. dollars, except per share data)

                                                           JUNE 30,           DECEMBER 31,
                                                             2001                2000
                                                          ---------           ------------
                                                          unaudited               Note
                                                                                Restated
ASSETS
Current assets:
  Cash and cash equivalents                               $  3,091             $  9,090
  Short-term investments                                        --                  917
  Accounts receivable                                          427                  580
  Inventories                                                  261                  312
  Value added tax receivable                                   969                  932
  Prepaid expenses and other current assets                    345                  485
                                                          --------             --------
Total current assets                                         5,093               12,316
Property and equipment, net                                  1,421                1,710
Intangible assets, net                                      24,868               27,110
Other non-current assets                                       642                  129
                                                          --------             --------
TOTAL ASSETS                                              $ 32,024             $ 41,265
                                                          ========             ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                            $740               $1,427
  Accrued expenses and other current liabilities             1,180                1,992
  Current portion of long-term debt and capital
    lease obligations                                          557                  802
                                                          --------             --------
Total current liabilities                                    2,477                4,221
Long-term debt and capital lease obligations, net of           520                  709
  current portion
Shareholders' equity:
  Common stock                                              56,324               55,826
  Accumulated deficit                                      (25,819)             (18,656)
  Accumulated other comprehensive income                      (639)                  83
  Deferred compensation                                       (839)                (918)
                                                          --------             --------
Total shareholders' equity                                  29,027               36,335
                                                          --------             --------
Total liabilities and shareholders' equity                $ 32,024             $ 41,265
                                                          ========             ========